Exhibit 10.1

REVENUE SHARING

AND SOFTWARE LICENSE AGREEMENT

This REVENUE SHARING AND SOFTWARE LICENSE AGREEMENT (the “Agreement”) is dated as of the                      day of             , 2004 (“Effective Date”) and is made by and between SINGLE TOUCH INTERACTIVE, INC. (“STI”), a Nevada corporation with its principal place of business located at 5927 Priestly Drive, Suite 102, Carlsbad, CA 92008 and ACTIVATE, Inc., a Nevada Corporation, whose principal place of business is located at: (“ACTIVATE”). Hereinafter STI and ACTIVATE shall be referred to collectively as the “Parties.”

RECITALS

WHEREAS, It is understood by the Parties that STI and ACTIVATE sells, markets and distributes handset and wireless applications.

WHEREAS, it is understood by the Parties that ACTIVATE holds certain relationships and agreements with individuals and entities in the wireless industry.

WHEREAS, STI desires to utilize those relationships and agreements.

AGREEMENT

NOW THEREFORE, in consideration of the recitals, mutual promises and covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1. Revenue Sharing.

1.1 Revenue Sharing. It is hereby agreed that STI shall share with ACTIVATE three percent (3%) of the revenues STI derives and receives from the usage of their Application(s) by the End User within the Territory. Including, without limitation, any revenues paid to STI as “bounties: for distribution of handsets, usage fees and Application downloads, etc.” STI hereby agrees that revenues due ACTIVATE shall be recapped and mailed by the 60th day after the end of the invoiced month to the Carrier or five business days after receipt of funds from the Carrier if funds are not paid to STI by the Carrier by the 60th day after the end of the invoiced month. Royalty payments shall be accompanied by written statements from STI setting forth a summary list of sales invoiced and payment received during the preceding period.

1.2 Pass Through. ACTIVATE hereby agrees and acknowledges that all payments made by STI constitute a “pass through” payment of amounts that may be owed to STI from other entities for any/all Applications downloaded from the Carrier Catalog by End Users. Therefore, ACTIVATE hereby agrees, acknowledges and understands that STI shall not be responsible for any funds due ACTIVATE except for those funds actually received by STI. STI bears no responsibility or liability for any such payments due but not received.

CONFIDENTIAL

2. Ownership. Subject to the licenses granted in this Agreement and the End User License Agreement, each Party and its licensors are and will remain the owner of all right, title and interest in and to each work products, including all intellectual property therein.

3. Indemnification.

3.1 Indemnification. The Parties hereby agree to defend, indemnify and hold harmless the other Party and its End Users (each, an “Indemnified Party”) against any and all claims, demands, causes of action, damages, costs, expenses, penalties, losses and liabilities (whether under a theory of negligence, strict liability, contract or otherwise) incurred or to be incurred by an Indemnified Party (including reasonable attorney fees) arising out of, resulting from or related to (i) a breach of any representation or warranty under this Agreement or (ii) any use, reproduction or distribution of a Application or Application documentation developed by STI which causes an infringement of any patent, copyright, trademark, trade secret, or other property rights of any third parties arising in any jurisdiction throughout the world.

3.2 Remedies. If STI determines that an Application becomes, or is likely to become, the subject of an infringement claim or action, STI shall: (i) first attempt to procure, at no cost to STI, the right to continue distributing such Application, or portion thereof, as applicable; (ii) then second if 8.2(i) is not possible after STI has exerted commercially reasonable efforts, then STI shall replace or modify the Application, or portion therefore, as applicable to render it non-infringing, provided there is no material loss of functionality; or (iii) after STI has exerted commercially reasonable efforts and neither 8.2(i) nor 8.2(ii) above are not commercially feasible, (a) STI shall immediately remove the Application from the Carrier Catalog upon STI’s written request; and (b) STI may terminate this Agreement for such Application.

4. Liability Limitations.

4.1 STI’S LIABILITY FOR ANY CLAIM OR CAUSE OF ACTION WHETHER BASED IN CONTRACT, TORT OR OTHERWISE WHICH ARISES UNDER OR IS RELATED TO THIS AGREEMENT SHALL BE LIMITED TO ACTIVATE’S DIRECT OUT-OF-POCKET DAMAGES, ACTUALLY INCURRED, WHICH UNDER NO CIRCUMSTANCES SHALL EXCEED, IN THE AGGREGATE, THE AMOUNT PAID BY ACTIVATE TO STI UNDER THIS AGREEMENT FOR THE 12-MONTH PERIOD IMMEDIATELY PRECEEDING THE DATE THE CLAIM AROSE.

4.2 IN NO EVENT SHALL STI BE LIABLE FOR INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER OR THE CLAIMS OR DEMANDS MADE BY ANY THIRD PARTIES, WHETHER OR NOT STI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

5. Term and Termination.

5.1 Term. This Agreement will become in effect on the Effective Date and will remain in effect until terminated as provided in this Agreement.

5.2 Termination. This Agreement shall remain in effect from the Effective Date to December 31, 2010. Thereafter, this Agreement shall automatically renew in five (5) year increments. Either Party may terminate this Agreement, with cause, upon thirty (30) days prior written notice to the other Party. Upon termination of this Agreement, STI agrees (i) to remove from the Carrier Catalog all Applications developed by STI; and (ii) to cease permitting End Users (or any other person) from downloading Applications from the Carrier Catalog. ACTIVATE acknowledges and agrees that the termination of this Agreement does not terminate the rights or licenses of End Users who obtained an Application from STI prior to the date of termination of this Agreement.

CONFIDENTIAL

5.3 Survival. Upon any termination or expiration of this Agreement, the following provisions will survive any such termination or expiration: Sections titled (“Ownership”), (“Indemnification”), (“Liability Limitations”), (“Term and Termination”), and (“General”).

6. General.

6.1 Relationship of Parties. ACTIVATE and STI are independent contractors and this Agreement shall not establish any relationship of partnership, joint venture, employment, franchise, or agency between ACTIVATE and STI. Neither ACTIVATE nor STI shall have the power to bind the other or incur obligations on the other’s behalf without the other’s prior written consent.

6.2 Export Control Compliance. STI agrees that it will not export or re-export a Application, or any portion of thereof, in any form in violation of the laws and regulations of the United States or any other jurisdiction or country without the appropriate United States and foreign government export or import licenses or other official authorization.

6.3 Assignment. Neither Party shall assign this Agreement in whole or in part without the prior written consent of the other party. However, STI shall have the right to assign this Agreement to an affiliate or subsidiary. This Agreement will bind and inure to the benefit of the respective successors and permitted assigns of ACTIVATE or STI.

6.4 Entire Agreement and Amendment. This Agreement completely and exclusively states the agreement between ACTIVATE and STI regarding its subject matter. This Agreement supersedes and governs all prior or contemporaneous understandings, representations, agreements, or other communications between ACTIVATE and STI, oral or written, regarding such subject matter.

6.5 Severability. If any one or more of the provisions contained herein shall for any reason be held to be unenforceable in any respect under law, such unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such unenforceable provision or provisions had never been contained herein, provided that the removal of such offending term or provision does not materially alter the burdens or benefits of either of the parties under this Agreement.

6.6 Third Party Beneficiaries. The provisions of this Agreement are for the benefit of the parties and not for any other person. Should any third party institute proceedings, this Agreement shall not provide any such person with any remedy, claim, liability, reimbursement, cause of action, or other right.

6.7 Governing Law; Forum Selection; Consent of Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflicts of law principles. All judicial proceedings to be brought with respect to the Agreement or any other dispute between the parties hereto shall be brought in any state or federal court located in Las Vegas, Nevada (the “Court”) and by execution and delivery of this Agreement, the parties hereto each accepts generally and unconditionally the exclusive jurisdiction of the Court and irrevocably waives any objection (including, without limitation, any objection of the laying of venue based on the grounds of forum non-conveniens) which either of them may now have or hereafter have to the bringing of any such action or proceeding with respect to this Agreement or any other dispute in the Court.

6.8 Executed in Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same document.

6.9 Construction. The headings and numbering of sections in this Agreement are for convenience only and shall not be construed to define or limit any of the terms or affect the scope, meaning or interpretation of this Agreement or the particular section to which they relate. This Agreement and the provisions contained herein shall not be construed or interpreted for or against any party because that party drafted or caused its legal representative to draft any of its provisions.

CONFIDENTIAL

6.10 Waivers. No waiver of any provisions of this Agreement and no consent to any default under this Agreement shall be effective unless the same shall be in writing and signed by or on behalf of the party against whom such waiver or consent is claimed. No course of dealing or failure of any party to strictly enforce any term, right or condition of this Agreement shall be construed as a waiver of such term, right or condition. Waiver by either party of any default by the other party shall not be deemed a waiver of any other default. No course of dealing shall be deemed to amend the Agreement in the absence of any writing signed by duly authorized representatives of each party.

6.11 Remedies Cumulative. Unless otherwise provided for under this Agreement, all rights of termination or cancellation, or other remedies set forth in this Agreement, are cumulative and are not intended to be exclusive of other remedies to which the injured party may be entitled by law or equity in case of any breach or threatened breach by the other party of any provision in this Agreement. Use of one or more remedies shall not bar use of any other remedy for the purpose of enforcing any provision of this Agreement.

6.12 Press Releases. The parties shall consult with each other in preparing any press release, public announcement, news media response or other form of release of information concerning this Agreement or the transactions contemplated hereby that is intended to provide such information to the news media or the public (a “Press Release”). Neither party shall issue or cause the publication of any such Press Release without the prior written consent of the other party; except that nothing herein will prohibit either party from issuing or causing publication of any such Press Release to the extent that such action is required by applicable law or the rules of any national stock exchange applicable to such party or its Affiliates, in which case the party wishing to make such disclosure will, if practicable under the circumstances, notify the other party of the proposed time of issuance of such Press Release and consult with and allow the other party reasonable time to comment on such Press Release in advance of its issuance.

6.13 Taxes. All charges and fees to be paid under this Agreement are exclusive of any applicable sales, use, value added, excise, services or other tax which may be assessed currently or in the future on the Software or related services provided under this Agreement. If a sales, use, value added, excise, goods and/or services tax is assessed on the Software or related services provided to ACTIVATE under this Agreement. ACTIVATE will pay directly, reimburse or indemnify STI for such taxes, as well as any applicable interest, penalties and other STI fees and expenses. The parties will cooperate with each other in determining the extent to which any tax is due and owing under the circumstances and shall provide and make available to each other any withholding certificates, information regarding the location of use of the Software or provision of the services or sale and any other exemption certificates or information reasonably requested by either party.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date by their duly authorized representatives.

SINGLE TOUCH INTERACTVE, INC.		ACTIVATE, INC.

By:		By:
Name:	Anthony G. Macaluso	Name:	Anthony G. Macaluso
Title:	President/ CEO	Title:	Executive Vice President

Date:		Date:

CONFIDENTIAL